Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	12/31/2016	9/30/2016	12/31/2015
Assets
Loans	$86,038	$85,528	$59,876
Loans held for sale	1,104	1,137	639
Securities available for sale	20,212	20,540	14,218
Held-to-maturity securities	10,232	8,995	4,897
Trading account assets	867	926	788
Short-term investments	2,775	3,216	2,707
Other investments	738	747	655
Total earning assets	121,966	121,089	83,780
Allowance for loan and lease losses	(858)	(865)	(796)
Cash and due from banks	677	749	607
Premises and equipment	978	1,023	779
Operating lease assets	540	430	340
Goodwill	2,446	2,480	1,060
Other intangible assets	384	426	65
Corporate-owned life insurance	4,068	4,035	3,541
Derivative assets	803	1,304	619
Accrued income and other assets	3,864	3,480	3,290
Discontinued assets	1,585	1,654	1,846
Total assets	$136,453	$135,805	$95,131

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$54,590	$56,432	$37,089
Savings deposits	6,491	5,335	2,341
Certificates of deposit ($100,000 or more)	5,483	4,601	2,392
Other time deposits	4,698	5,793	3,127
Total interest-bearing deposits	71,262	72,161	44,949
Noninterest-bearing deposits	32,825	32,024	26,097
Deposits in foreign office — interest-bearing	—	—	—
Total deposits	104,087	104,185	71,046
Federal funds purchased and securities sold under repurchase agreements	1,502	602	372
Bank notes and other short-term borrowings	808	809	533
Derivative liabilities	636	850	632
Accrued expense and other liabilities	1,796	1,739	1,605
Long-term debt	12,384	12,622	10,184
Total liabilities	121,213	120,807	84,372

Equity
Preferred stock	1,665	1,165	290
Common shares	1,257	1,257	1,017
Capital surplus	6,385	6,359	3,922
Retained earnings	9,378	9,260	8,922
Treasury stock, at cost	(2,904)	(2,863)	(3,000)
Accumulated other comprehensive income (loss)	(541)	(182)	(405)
Key shareholders’ equity	15,240	14,996	10,746
Noncontrolling interests	—	2	13
Total equity	15,240	14,998	10,759
Total liabilities and equity	$136,453	$135,805	$95,131

Common shares outstanding (000)	1,079,314	1,082,055	835,751

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Interest income
Loans	$898	$746	$552	$2,773	$2,149
Loans held for sale	11	10	8	34	37
Securities available for sale	92	88	76	329	293
Held-to-maturity securities	44	30	24	122	96
Trading account assets	6	4	6	23	21
Short-term investments	5	7	3	22	8
Other investments	6	5	4	16	18
Total interest income	1,062	890	673	3,319	2,622

Interest expense
Deposits	57	49	26	171	105
Federal funds purchased and securities sold under repurchase agreements	1	—	—	1	—
Bank notes and other short-term borrowings	3	2	3	10	9
Long-term debt	63	59	42	218	160
Total interest expense	124	110	71	400	274

Net interest income	938	780	602	2,919	2,348
Provision for credit losses	66	59	45	266	166
Net interest income after provision for credit losses	872	721	557	2,653	2,182

Noninterest income
Trust and investment services income	123	122	105	464	433
Investment banking and debt placement fees	157	156	127	482	445
Service charges on deposit accounts	84	85	64	302	256
Operating lease income and other leasing gains	21	6	15	62	73
Corporate services income	61	51	55	215	198
Cards and payments income	69	66	47	233	183
Corporate-owned life insurance income	40	29	36	125	127
Consumer mortgage income	6	6	2	17	12
Mortgage servicing fees	20	15	15	57	48
Net gains (losses) from principal investing	4	5	—	20	51
Other income (a), (b)	33	8	19	94	54
Total noninterest income	618	549	485	2,071	1,880

Noninterest expense
Personnel	648	594	429	2,073	1,652
Net occupancy	112	73	64	305	255
Computer processing	97	70	43	255	164
Business services and professional fees	78	76	44	235	159
Equipment	30	26	22	98	88
Operating lease expense	17	15	13	59	47
Marketing	35	32	17	101	57
FDIC assessment	23	21	8	61	32
Intangible asset amortization	27	13	9	55	36
OREO expense, net	3	3	1	9	6
Other expense	150	159	86	505	344
Total noninterest expense	1,220	1,082	736	3,756	2,840
Income (loss) from continuing operations before income taxes	270	188	306	968	1,222
Income taxes	38	16	73	179	303
Income (loss) from continuing operations	232	172	233	789	919
Income (loss) from discontinued operations, net of taxes	(4)	1	(4)	1	1
Net income (loss)	228	173	229	790	920
Less: Net income (loss) attributable to noncontrolling interests	(1)	1	3	(1)	4
Net income (loss) attributable to Key	$229	$172	$226	$791	$916

Income (loss) from continuing operations attributable to Key common shareholders	$213	$165	$224	$753	$892
Net income (loss) attributable to Key common shareholders	209	166	220	754	893

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.17	$.27	$.81	$1.06
Income (loss) from discontinued operations, net of taxes	—	—	(.01)	—	—
Net income (loss) attributable to Key common shareholders (c)	.20	.17	.27	.81	1.06

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.16	$.27	$.80	$1.05
Income (loss) from discontinued operations, net of taxes	—	—	(.01)	—	—
Net income (loss) attributable to Key common shareholders (c)	.19	.17	.26	.80	1.05

Cash dividends declared per common share	$.085	$.085	$.075	$.33	$.29

Weighted-average common shares outstanding (000)	1,067,771	982,080	828,206	927,816	836,846
Effect of common share options and other stock awards	15,946	12,580	7,733	10,720	7,643
Weighted-average common shares and potential common shares outstanding (000) (d)	1,083,717	994,660	835,939	938,536	844,489

(a)
For the three months ended December 31, 2016, net securities gains totaled $6 million. For the three months ended September 30, 2016, net securities losses totaled $6 million. For the three months ended December 31, 2015, net securities gains totaled less than $1 million. For the three months ended December 31, 2016, September 30, 2016, and December 31,2015, Key did not have any impairment losses related to securities.

(b)
For the twelve months ended December 31, 2016 and December 31, 2015, net securities gains (losses) totaled less than $1 million. For the twelve months ended December 31, 2016, and December 31,2015, Key did not have any impairment losses related to securities.

(c)	Earnings per share may not foot due to rounding.
(d)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.